Exhibit 23.2


                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-26583, declared effective November 23, 1998) of Intervest Bancshares Corporation of our report dated January 21, 2002 with respect to the consolidated financial statements and schedule of Intervest Corporation of New York and Subsidiaries appearing in this Form 10-K for the year ended December 31, 2001, 2000 and 1999.

/s/ Richard A. Eisner & Company, LLP
 -----------------------------------
Richard A. Eisner & Company, LLP
New York, New York
March 1, 2002